Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

Corporate Contact:	Investor Relations:	Media Contact:

MTS Medication Technologies	Porter, LeVay &Rose, Inc.	RFB Communications Group
Michael P. Conroy, CFO	Michael Porter, Investor Relations	Suzie Boland
Phone: 727-576-6311, Ext. 464	Margarerit C. Drgos, Media Relations	Phone: 813-259-0345
Fax: 727-540-0547	Phone: 212-564-4700	Fax: 813-250-2816
ir@mtsp.com	Fax: 212-244-3075	sboland@rfbcommunications.com
plrmail@plrinvest.com

MTS Medication Technologies Signs Co-Marketing Agreement with Cardinal Health

CLEARWATER, Fla. – May 13, 2004 – MTS Medication Technologies (AMEX:MPP) today announced it has entered into a marketing agreement with Cardinal Health, Inc. that provides exclusive rights to market certain MTS systems directly to specified customers that serve the long-term care and correctional facilities markets.

Under the agreement, Cardinal Health will gain the right to market the complete line of MTS filling and sealing equipment including the OnDemand® system, which interfaces with pharmacy information systems to receive orders and fill a patient-labeled medication compliance package on a “just-in-time,” fully-automated basis. The agreement will still allow MTS to sell disposable products to existing and future customers through its current distribution channels.

“This agreement, with an international industry leader, will allow MTS to focus our resources more efficiently on our core accounts and further penetrate independent pharmacies serving the long term care market — pharmacies that, to date, may not have made optimal use of automation,” says Todd Siegel, MTS President and CEO. “We believe this approach offers excellent synergies for both companies, with great potential to accelerate our Company’s growth strategy.”

MTS will immediately begin sales training programs for Cardinal Health’s national pharmaceutical distribution sales force.

“The alliance between Cardinal Health and MTS Medication Technologies will offer unique solutions for the institutional pharmacy market,” said David Anderson, Executive Vice President, Health Systems and Alternate Care Sales and Marketing for the pharmaceutical distribution business of Cardinal Health. “This furthers our ability to deliver even greater productivity, efficiency and patient safety to these important Cardinal Health customers.”

Siegel concluded, “We look forward to working with Cardinal Health to provide the benefits of increased productivity and even higher quality to pharmacies serving the long-term care market. This alliance should be of great benefit to all concerned.”

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About MTS Medication Technologies

Founded in 1984, MTS Medication Technologies (www.mtsp.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves more than 3,000 institutional pharmacies in the long-term care and correctional facility markets, both domestically and internationally.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding synergies and benefits to the Company’s growth strategy are forward-looking statements..

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. Statements in the Press Release describe factors, among others, that could contribute to or cause such differences.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

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